UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 30, 2024

Flutter Entertainment plc

(Exact Name of Registrant as Specified in its Charter)

Ireland	001-37403	98-1782229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

290 Park Ave South, 14th Floor New York, New York	10010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 930-0950

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value of €0.09 per share	FLUT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 31, 2024, Flutter Entertainment plc (the “Company”) announced that the Board of Directors (the “Board”) of the Company promoted Rob Coldrake to serve as the Chief Financial Officer with immediate effect following the departure of Paul Edgecliffe-Johnson.

Before such promotion, Mr. Coldrake, 45, served as Chief Financial Officer of the Company’s International Division for four years, overseeing a portfolio of brands including Pokerstars, Adjarabet and Betfair International. Mr. Coldrake was also instrumental in delivering the global growth and acquisition strategy successfully overseeing the acquisitions and subsequent integrations of Junglee, Sisal and Maxbet. Prior to joining the Company, Mr. Coldrake was Chief Financial Officer for the Markets and Airlines of TUI Group (“TUI”), having previously held a number of senior finance positions including Finance Director of the UK&I and Nordic businesses in his 14 year tenure at TUI. Mr. Coldrake started his career at PricewaterhouseCoopers where he worked for seven years, primarily in audit, but also gaining some significant transaction experience. He is a qualified Chartered Accountant.

Mr. Coldrake does not have any family relationships with any executive officer or director of the Company or its affiliates. There are no arrangements or understandings with the Company, or any other persons, under which Mr. Coldrake was elected to serve as an officer of the Company. In addition, he is not party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

In anticipation of the Company’s U.S. primary listing which occurred on May 31, 2024 and the consequent need for extensive executive management time to be spent in the U.S., the Board engaged in a discussion with Paul Edgecliffe-Johnson concerning his ability to meet that requirement in light of his family commitments in the U.K. Following this discussion, the Board concluded that it was in the Company’s best interests for Mr. Edgecliffe-Johnson to step down from his role as Chief Financial Officer of the Company, effective as of May 31, 2024. Additionally, on such date, Mr. Edgecliffe-Johnson ceased to be a director of the Board. Mr. Edgecliffe-Johnson’s departure was not due to any disagreement between Mr. Edgecliffe-Johnson and the Company on any matter relating to the Company’s operations, policies or practices, nor due to any concerns regarding the Company’s financial or operating performance.

Service Agreement with Mr. Coldrake

Pursuant to Mr. Coldrake’s appointment as Chief Financial Officer and a corresponding offer letter and service agreement with the Company, Mr. Coldrake will receive an annual base salary of £730,000. In addition, Mr. Coldrake will be eligible to participate in (i) an annual discretionary bonus plan, with a target bonus amount equal to 100% of Mr. Coldrake’s base salary (in respect of 2024, pro-rated based on the portion of the year during which Mr. Coldrake will serve as Chief Financial Officer) or such other target as determined by the Compensation & Human Resources Committee of the Board from time to time; and (ii) a long-term incentive plan under which awards over the Company’s shares may be granted. In addition, on June 3, 2024, Mr. Coldrake was granted a one-time, consolidated, long-term incentive award under the Company’s 2023 Long-Term Incentive Plan (the “LTIP”) of nil-cost options covering 45,733 ordinary shares with a grant date value equal to 900% of his base salary, which will vest in three equal tranches subject to achievement of certain performance conditions as determined by the Compensation & Human Resources Committee of the Board. A holding period will apply to all vested awards until April 28, 2029. The performance periods and vesting dates of the three tranches will be as follows:

•	Performance period between January 1, 2024 to December 31, 2026, vesting 3 years from the grant date.

•	Performance period between January 1, 2025 to December 31, 2027, vesting on April 28, 2028.

•	Performance period between January 1, 2026 to December 31, 2028, vesting on April 28, 2029.

The Company plans to release on June 6, 2024, via the Regulatory News Service in London, an announcement covering the above information regarding Mr. Coldrake’s grant under the LTIP.

Additionally, Mr. Coldrake’s existing award of nil-cost options of 16,299 shares granted on December 30, 2022 shall be deemed to have been amended such that (i) all performance conditions are waived, (ii) the award will consist of 9,779 of the Company’s shares only and the remaining 6,520 shares subject to such award shall lapse without any further compensation, and (iii) the award will vest in accordance with the Company’s 2016 Restricted Share Plan, subject to Mr. Coldrake’s continued employment through the applicable vesting date.

Termination Agreement with Mr. Edgecliffe-Johnson

In connection with Mr. Edgecliffe-Johnson’s termination of employment and in consideration of his agreement with the Company to enter into a termination agreement (the “Termination Agreement”) including a release of potential claims and agreement to cooperate with the Company on certain ongoing matters, the Company has agreed that:

•	Mr. Edgecliffe-Johnson will receive a payment in lieu of his 12-month notice period in respect of base salary and pension contributions;

•	Mr. Edgecliffe-Johnson will remain eligible to receive a pro-rata annual bonus in respect of 2024 (based on actual Company performance for the full year);

•

tranches 1 and 2 of Mr. Edgecliffe-Johnson’s consolidated long-term incentive award granted on April 28, 2023 will vest on a pro-rated basis on their normal vesting dates, and tranches 3 and 4 of the consolidated long-term incentive award will lapse;

•

Mr. Edgecliffe-Johnson’s existing share awards under the Company’s Deferred Share Incentive Plan will vest on the later of their respective original vesting dates and the expiration of Mr. Edgecliffe-Johnson’s post-termination restrictive covenants;

•	Mr. Edgecliffe-Johnson’s sharesave options will lapse; and

•	the buy-out awards granted to Mr. Edgecliffe-Johnson in respect of the compensation he forfeited on his leaving his prior employer will be treated in the following manner:

•	the award in respect of the 2021 Annual Performance Plan will vest on the later of its original vesting date and the expiration of his post-termination restrictive covenants;

•	the award in respect of the 2022 Long-Term Incentive Plan will vest on the later of its original vesting date and the expiration of his post-termination restrictive covenants;

•	the award in respect of the 2022 Annual Performance Plan will vest on its original vesting date; and

•	the award in respect of the 2023 Annual Performance Plan will vest on its original vesting date.

Mr. Edgecliffe-Johnson will also receive certain additional payments and benefits as set forth under the terms of his Termination Agreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flutter Entertainment plc
(Registrant)

Date: June 5, 2024	By:	/s/ Edward Traynor
	Name:	Edward Traynor
	Title:	General Counsel and Company Secretary